U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 22, 2020

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6500 Trans-Canada Highway
4th Floor
Pointe-Claire, Quebec, Canada H9R 0A5
 (Address of principal executive offices)

514) 426-6161
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01
Regulation FD Disclosure

Attached is a copy of a press release being issued by us regarding the filing of a new patent application more fully described in Item 8.01 below. a copy of which is attached as Exhibit 99.1 and is hereby incorporated.

Item 8.01
Other Events

On May 22, 2020, we filed a patent application in the United States for a new treatment for Coronavirus infections, including COVID-19. Our patent application covers composition subject matter pertaining to small molecules for inhibition of the main Coronavirus protease (Mpro), an enzyme that is essential for viral replication. The small molecules covered by the patent application were computer modelled and designed by Dr. Steve N. Slilaty, our CEO. The patent application has a priority date of May 22, 2020.

Item 9.01.
Financial Statements and Exhibits.

 (c) Exhibits.

Number	Exhibit
99.1	Press Release Announcing the filing of the new patent application described in Item 8.01, above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC. (Registrant)

Date: June 3, 2020	By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer